     As filed with the Securities and Exchange Commission on June 14, 1996
                                                      Registration No. 333-
     ----------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                             EMERITUS CORPORATION
          (Exact name of Registrant as specified in its charter)

             Washington                        91-1605464
   (State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)             Identification No.)

                               Market Place One
                        2003 Western Avenue, Suite 660
                          Seattle, Washington  98121
         (Address of principal executive offices, including zip code)

                 EMERITUS CORPORATION 1995 STOCK INCENTIVE PLAN
         EMERITUS CORPORATION 1995 STOCK OPTION PLAN FOR NONEMPLOYEE
                                  DIRECTORS
                            (Full title of the plan)

                              Raymond R. Brandstrom
                             Chief Operating Officer
                               EMERITUS CORPORATION
                                 Market Place One
                          2003 Western Avenue, Suite 660
                             Seattle, Washington 98121
                                 (206) 443-4313
              (Name, address and telephone number, including area code,
                               of agent for service)

                            ---------------------------
                                       Copy to:
                                 Michael E. Stansbury
                                     David K. Yao
                                     PERKINS COIE
                             1201 Third Avenue, 40th Floor
                            Seattle, Washington 98101-3099
                            ----------------------------

                            CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum   Proposed Maximum
  Title of Securities      Number to Be   Offering Price   Aggregate Offering     Amount of
    to Be Registered        Registered     Per Share(1)         Price(1)       Registration Fee
- ------------------------  -------------  ----------------  ------------------  ----------------
Common Stock, par value    1,250,000(2)      $19.5625           $24,453,125           $8,432
$.0001 per share


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $19.5625 based on the average of the high ($19.625) and low ($19.5) sales prices for the Common Stock on June 12, 1996, as reported by the American Stock Exchange.

(2) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares for issuance pursuant to the 1995 Stock Incentive Plan and 1995 Stock Option Plan for Nonemployee Directors as the result of any future stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or similar adjustment of the Registrant's outstanding Common Stock.

                                PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 17, 1995, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the Registrant, who are affiliated with principal shareholders of the Registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the Registrant, including pursuant to a liability insurance policy for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the full extent permitted by Washington law. In addition, the Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the Registrant, or that being or having been such a director, officer, employee or agent, such director is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent. The officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

     No indemnity pursuant to the Indemnification Agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 8.  EXHIBITS


 Exhibit
 Number                             Description
- --------- --------------------------------------------------------------------

 5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

24.1      Powers of Attorney (see page II-4)

99.1      Emeritus Corporation 1995 Stock Incentive Plan (Exhibit 10.1) (1)

99.2 Emeritus Corporation 1995 Stock Option Plan for Nonemployee Directors (Exhibit 10.2) (2)

(1) Incorporated by reference to the indicated exhibit filed with the Company's Registration Statement on Form S-1 (File No. 33-97508) declared effective on November 21, 1995.

(2) Incorporated by reference to the indicated exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 12, 1996.

                              EMERITUS CORPORATION

                           By  /s/ Raymond R. Brandstrom
                               --------------------------------------
                               Raymond R. Brandstrom
                               President and Chief Operating Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Raymond R. Brandstrom and Kelly J. Price and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 12, 1996.


         SIGNATURE                          TITLE

    /s/  Daniel R. Baty           Chairman, Chief Executive Officer and
    --------------------------    Director (Principal Executive Officer)
         Daniel R. Baty

    /s/  Raymond R. Brandstrom    President, Chief Operating Officer and
    --------------------------    Director
         Raymond R. Brandstrom

    /s/  Kelly J. Price           Director of Finance, Chief Financial
    --------------------------    Officer and Secretary (Principal
         Kelly J. Price           Financial Officer)

    /s/  James S. Keller          Director of Accounting, Controller and
    --------------------------    Chief Accounting Officer (Principal
         James S. Keller          Accounting Officer)

    /s/  Tom A. Alberg            Director
    --------------------------
         Tom A. Alberg

    /s/  Patrick R. Carter        Director
    --------------------------
         Patrick R. Carter

    /s/  William E. Colson        Director
    --------------------------
         William E. Colson

    /s/  Motoharu Iue             Director
    --------------------------
         Motoharu Iue

                       INDEX TO EXHIBITS

 Exhibit                                                    Sequentially
 Number                  Description                        Numbered Page
- --------- -------------------------------------------       -------------

 5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

23.1      Consent of KPMG Peat Marwick LLP

23.2 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

24.1      Powers of Attorney (see page II-4)

99.1      Emeritus Corporation 1995 Stock Incentive Plan
          (Exhibit 10.1) (1)

99.2      Emeritus Corporation 1995 Stock Option Plan for
          Nonemployee Directors (Exhibit 10.2) (2)

(1) Incorporated by reference to the indicated exhibit filed with the Company's Registration Statement on Form S-1 (File No. 33-97508) declared effective on November 21, 1995.

(2) Incorporated by reference to the indicated exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.